EXHIBIT 10.4

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

SEARCHCORE, INC.
20% CONVERTIBLE SECURED PROMISSORY NOTE

$100,000.00	March 28, 2014

FOR VALUE RECEIVED,SearchCore, Inc., a Nevada corporation, its assigns and successors (the “Company”), hereby promises to pay to the order [Insert] (the “Holder”), in immediately available funds, the total principal sum of One Hundred Thousand Dollars ($100,000.00). The principal hereof and any unpaid accrued interest thereon shall be due and payable on or before 5:00 p.m., Pacific Time, on April 28, 2015 (the “Maturity Date”) (unless such payment date is accelerated as provided in Section 5 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 6 hereof. Interest shall accrue at the rate of twenty percent (20%) per annum on this Note from the date hereof. Any accrued interest shall be paid in full on the first day of each month beginning on June 1, 2014.

This Note is being issued pursuant to a Note Purchase Agreement by and between the Company and Holder dated of even date herewith (the “Agreement”).

1. PREPAYMENT. The Company may at any time, upon five (5) days written notice to Holder, prepay all or any part of the principal balance of this Note, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such prepayment. The advance notice, and the end of the five (5) day period, shall be referred to herein as the “Prepayment Notice” and the “Prepayment Date,” respectively. In the event that the Company sends a Prepayment Notice to Holder, Holder may elect prior to the Prepayment Date to convert into shares of common stock of the Company pursuant to Section 2 hereof, all or part of the amount of principal and interest to be repaid by the proposed prepayment instead of receiving such prepayment.

2. CONVERSION. The outstanding principal and any accrued interest due under this Note may be converted, in whole or in part, at any time or from time to time, at the option of the Holder, into common stock of the Company at a conversion price equal to $0.08 per share.

3. TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by either party without the express written consent of the other Party. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note.

4. SECURITY. The Company’s obligations and performance under this Note is secured by the Collateral as defined in, and pursuant to the terms of, the Pledge and Security Agreement of even date herewith.

5. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a) The non-payment, when due, of any principal or interest pursuant to this Note;

(b) The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 5(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

(c) The breach of any covenant or undertaking, not otherwise provided for in this Section 5;

(d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

In the event the Holder becomes aware of a breach of Sections 5(a), (b) or (c), then provided such breach is capable of being cured by Company, the Holder shall notify the Company in writing of such breach and the Company shall have thirty (30) calendar days after notice to cure such breach.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

6. NOTICES. All notices provided for in this Note shall be in accordance with the notice provisions of the Agreement.

7. GOVERNING LAW; VENUE. This Note shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California. The Parties agree that any action brought to enforce the terms of this Note will be brought in the appropriate federal or state court having jurisdiction over Orange County, California.

8. CONFORMITY WITH LAW. It is the intention of the Company and Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

9. MODIFICATION; WAIVER. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and Holder. If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or enforceability of this Note in any other jurisdiction. This Note supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

 [remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the Company has executed this Note as of the date set forth above.

“Company”	“Holder”

SearchCore, Inc.,	[Insert]
a Nevada corporation

____________________________________	_______________________________________
By: James Pakulis	By: ____________________________________
Its: President	Its: ____________________________________